UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  October 27, 2004

AUTHENTIDATE HOLDING CORP.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  333-93711

DELAWARE	14-1673067

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2165 Technology Drive
Schenectady, NY 12308
(Address and zip code of principal executive offices)

(518) 346-7799
(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.

The information regarding the employment arrangement for Surendra Pai included in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective November 15, 2004, Mr. Surendra Pai will become Chief Executive Officer and President of Authentidate Holding Corp. (“Authentidate”). He was appointed to the Board of Directors of Authentidate on October 27, 2004.

Biographical Information. Since April 2002, Mr. Pai has been the Chief Executive Officer of Enquera, Inc., a company he helped found to commercialize a high-speed data processing and analysis software platform for specialized applications in enterprise and scientific markets. Prior to that, he was the President and Chief Executive Officer of MobileQ, Inc., a provider of mobility software for enterprises and carriers from March, 2001 to October, 2001. In addition, Mr. Pai was Director – New Ventures/Corporate Strategy at Lucent Technologies, Inc. from July 1996 to April 1998 and was the founder of Lucent Digital Radio, Inc. in May 1998 and served as its President and Chief Executive Officer from May 1998 to August 2000. Lucent Digital Radio merged into Ibiquity Digital Corp. in August 2000, where he served as Co-Chairman of the Board until April, 2002. He has also served in various management roles with Digital Equipment Corporation and Booz-Allen & Hamilton. Mr. Pai received an M.E. degree from Indian Institute of Technology in New Delhi, India in 1984, a M.S. degree from the University of Massachusetts in 1986 and a M.B.A. from the Amos Tuck School of Business at Dartmouth College in 1992. Mr. Pai is 41 years old.

Employment Arrangements. Mr. Pai has entered into a two year employment agreement with Authentidate, dated October 27, 2004 and effective November 15, 2004. A copy of the employment agreement is being filed as Exhibit 10.1 to this Current Report on Form 8-K. The following is a description of Mr. Pai’s employment agreement.
  Under the agreement, Mr. Pai’s annual base salary will be $350,000. He is eligible to receive an annual bonus of up to 50% of his base salary, in the discretion of the Board, or if the Board so designates, the Compensation Committee of the Board based on the annual performance of the Company, except that the bonus for the first year of employment shall be guaranteed. The bonus will be based on Authentidate’s achievement of revenue and income targets and other key objectives established at the commencement of each fiscal year by the Board or if the Board so designates, the Compensation Committee of the Board and reasonably acceptable to the Employee. In connection with his election as President and Chief Executive Officer, Mr. Pai will receive grants, effective November 15, 2004, of options to purchase 400,000 shares of our common stock at an exercise price equal to the closing price of Authentidate common stock on that date. The options shall vest as follows: 100,000 shares shall vest on the date of grant and the balance of 300,000 options shall vest monthly, as long as Mr. Pai continues to be an employee of the Company, at the rate of 12,500 per month.
  In the event of the termination of Mr. Pai’s employment by us without “cause” or by Mr. Pai for “good reason,” as those terms are defined in Mr. Pai’s employment agreement, he would be entitled to: (a) all compensation accrued but not paid as of the termination date; (b) the greater of (i) his base salary to the termination date or (ii) a severance payment equal to twelve months of his base salary in effect as of the termination date, or if greater, his base salary in effect within 90 days of the termination date; and (c) continued participation in our benefit plans (or comparable plans) for the longer off the natural expiration of the agreement or the end of the month of the one-year anniversary of the termination of his employment.
  If Mr. Pai’s employment is terminated by us for “cause” or by him without “good reason,” he is not entitled to any further compensation or benefits other than his accrued and unpaid compensation.

  With respect to the options granted to Mr. Pai, in the event Mr. Pai’s employment is terminated by Authentidate without “cause” or by Mr. Pai for “good reason,” then all options granted to Mr. Pai pursuant to the employment agreement shall become immediately become fully vested and the exercise period in which he may exercise such options shall be extended to the duration of the original term of the option as if Mr. Pai remained employed by Authentidate. In the event Mr. Pai’s employment is terminated by Authentidate for “cause,” then all options granted and not exercised as of the termination date shall terminate immediately and be null and void. Finally, in the event that Mr. Pai terminates his employment with us other than for “good reason,” then the options, to the extend vested as of the termination date, shall remain exercisable in accordance with their terms for a period of three months following the termination date, but in no event after the expiration of the exercise period.
  The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the first anniversary of the date of cessation of Mr. Pai’s employment.
  The employment agreement contains a tax gross-up provision relating to any excise tax that Mr. Pai incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code, provided that the event which caused the imposition of the excise tax is either (i) a change of control (as defined in Mr. Pai’s Employment Agreement) that is a sale or merger of the Company for a valuation of at least $13.75 per share; (ii) a transaction approved by the Board; or (iii) a change of control as otherwise defined in Mr. Pai’s Employment Agreement.
In connection with the foregoing and effective November 15, 2004, John T. Botti will no longer serve as Authentidate’s President and Chief Executive Officer. Mr. Botti will, however, continue to serve as the Chairman of Authentidate’s Board of Directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 27, 2004, Authentidate’s Board of Directors determined to change its fiscal year from December 31 back to June 30 commencing with the fiscal year ending June 30, 2005. In light of the fact that Authentidate historically reported its financial statements on the basis of a June 30 fiscal year and filed an Annual Report on Form 10-K for the fiscal year ended June 30, 2004 on September 13, 2004, it will continue to file all periodic reports under the Securities Exchange Act of 1934, as amended, on the basis of a June 30 fiscal year end.

Item 8.01	Other Information

On October 27, 2004, Authentidate issued a press release describing changes in its executive management team described in Item 5.02 of this Current Report on Form 8-K. The changes are effective November 15, 2004. In addition, on October 29, 2004, Authentidate issued a press release describing its decision to increase the size of it board of directors in order to elect two additional independent directors. A copy of the press release dated October 27, 2004 is attached as Exhibit 99.1 and a copy of the press release dated October 29, 2004 is attached as Exhibit 99.2. Additional information regarding the management changes is included in Item 5.02 of this Current Report on Form 8-K.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

The following exhibits are filed or furnished herewith:

10.1	Employment Agreement between Authentidate Holding Corp. and Surendra Pai.
99.1	Press Release dated October 27, 2004
99.2	Press Release dated October 29, 2004

SIGNATURE

AUTHENTIDATE HOLDING CORP.

By: /s/ John J. Waters
Name: John J. Waters
Title: Executive Vice President – Chief Administrative Officer Date: October 29, 2004

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between Authentidate Holding Corp. and Surendra Pai.
99.1	Press Release dated October 27, 2004
99.2	Press Release dated October 29, 2004